Exhibit 99.1

June 8, 2020

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS FISCAL 2020 SECOND QUARTER RESULTS

•	Second quarter net sales of $547.0 million compared to $615.0 million in the prior year quarter
•	Second quarter net loss of $7.6 million compared to net income of $5.6 million in the prior year quarter
•	Second quarter Adjusted EBITDA[1] of $7.6 million compared to $36.1 million in the prior year quarter
•	Second quarter Adjusted Net Loss[1] of $5.8 million compared to Adjusted Net Income of $15.2 million in the prior year quarter
•	Year-to-date net cash provided by operating activities of $22.0 million, compared to net cash used of $39.2 million in the prior year period
•	Completed the sale of shuttle bus businesses for approximately $49.0 million in cash effective May 8, 2020

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended April 30, 2020 (“second quarter 2020”). Consolidated net sales in the second quarter 2020 were $547.0 million, representing a decrease of 11.1 percent compared to $615.0 million for the three months ended April 30, 2019 (“second quarter 2019”). The decrease in net sales was primarily the result of lower Recreation and Commercial segment net sales, partially offset by an increase in net sales in the Fire & Emergency (“F&E”) segment.

The Company’s second quarter 2020 net loss was $7.6 million, or $0.12 per diluted share, compared to net income of $5.6 million, or $0.09 per diluted share, in the second quarter 2019. Adjusted Net Loss for the second quarter 2020 was $5.8 million, or $0.09 per diluted share, compared to Adjusted Net Income of $15.2 million, or $0.24 per diluted share, in the second quarter 2019. Adjusted EBITDA in the second quarter 2020 was $7.6 million, compared to $36.1 million in the second quarter 2019. The decrease in Adjusted EBITDA during the quarter was driven by lower profitability in all segments partially offset by lower corporate expense.

“Our fiscal quarter results reflect operational challenges, including production suspensions and slowdowns caused by COVID-19. However, the pandemic impacts are not unique to us and our execution did not meet our expectations,” REV Group Inc. President and CEO Rod Rushing said. “We will increase our sense of urgency and improve accountability to drive better performance in this organization. Our immediate priorities are to take action to build positive operating momentum within our businesses. We have established near-term actions and enabled operational excellence capabilities to address performance and complexity, while looking at our operating model and structure to take better advantage of our scale.”

“The potential within this business is significant, and I am encouraged and excited about the opportunity to lead this team with these iconic brands.” concluded Rushing.

REV Group Second Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $289.3 million in the second quarter 2020, an increase of $42.2 million, or 17.1 percent, from $247.1 million in the second quarter 2019. The increase was driven primarily by the acquisition of Spartan Emergency Response (“Spartan ER”) within the second quarter 2020, partially offset by lower shipments of fire apparatus from legacy fire businesses. F&E backlog at the end of the second quarter 2020 was $1,111.7 million, up 41.3 percent, compared to $786.5 million in the second quarter 2019, reflecting backlog acquired in the Spartan ER transaction as well as strong order intake within the Ambulance division.

[1]	REV Group, Inc. Adjusted Net Income (Loss) and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

F&E segment Adjusted EBITDA was $10.2 million in the second quarter 2020, compared to $15.1 million in the second quarter 2019. The decrease in Adjusted EBITDA was primarily due to operating inefficiencies related to absenteeism and final inspection delays caused by the COVID-19 pandemic resulting in delayed shipments, partially offset by the acquisition of Spartan ER. Second quarter 2020 F&E segment Adjusted EBITDA margin was 3.5 percent of net sales, compared to 6.1 percent in the second quarter 2019.

Commercial Segment

Commercial segment net sales were $143.2 million in the second quarter 2020, a decrease of $26.8 million, or 15.8 percent, from $170.0 million in the second quarter 2019. The decrease in net sales was primarily the result of lower sales of school buses, shuttle buses and lower sales within the Specialty division, partially offset by higher transit bus units sold compared to the prior year. Commercial backlog at the end of the second quarter 2020 was $413.2 million, a decrease of 5.2 percent compared to $435.9 million at the end of the second quarter 2019, primarily due to the result of a decrease in Specialty division backlog.

Commercial segment Adjusted EBITDA was $8.0 million in the second quarter 2020, compared to $14.7 million in the second quarter 2019. This decrease was primarily due to a decrease in sales of school buses, shuttle buses, terminal trucks and street sweepers as compared to the prior year, and operating inefficiencies related to supply chain disruptions, temporary production rate decreases and absenteeism caused by the COVID-19 pandemic. Second quarter 2020 Adjusted EBITDA margin was 5.6 percent of net sales, compared to 8.6 percent in the second quarter 2019.

Recreation Segment

Recreation segment net sales were $114.0 million in the second quarter 2020, a decrease of $85.7 million, or 42.9 percent, from $199.7 million in the second quarter 2019. The decrease in net sales was primarily due to a previously disclosed shutdown of normal production activities related to COVID-19 at all Recreation businesses within the quarter. Recreation segment backlog at the end of the second quarter 2020 was $122.9 million, down 27.3 percent from $169.0 million at the end of the second quarter 2019.

Recreation segment Adjusted EBITDA loss was $1.1 million in the second quarter 2020, compared to Adjusted EBITDA of $17.3 million in the second quarter 2019. The decrease in Adjusted EBITDA was due to decreased sales and profitability in all RV product categories resulting from temporary suspension of production and lower wholesale shipments. Second quarter 2020 Adjusted EBITDA margin was negative 1.0 percent of net sales, compared to 8.7 percent in the second quarter 2019.

Working Capital, Liquidity, and Capital Allocation

Subsequent to the second quarter 2020, the Company completed the sale of its two shuttle bus businesses for gross proceeds of approximately $49.0 million, plus items that are expected to result in $5.0 million additional cash at a later date. Net proceeds from the transaction were used to pay down outstanding borrowings. Cash and cash equivalents totaled $21.5 million as of April 30, 2020. Net debt2 was $421.0 million, and the Company had $214.6 million available under its ABL revolving credit facility as of April 30, 2020.

Year-to-date net cash provided by operating activities was $22.0 million compared to net cash used of $39.2 million in the prior year period, resulting from efficient use of capital during the operational slowdowns caused by the COVID-19 pandemic. Net working capital3 for the Company as of April 30, 2020 was $428.8 million compared to $459.6 million as of April 30, 2019. The decrease was primarily due to the reclassification of shuttle bus businesses to held for sale and efficient cash management, partially offset by the acquisition of Spartan ER. Capital expenditures in the second quarter 2020 were $4.5 million compared to $3.1 million in the prior year quarter.

Conference Call

A conference call to discuss the Company’s fiscal 2020 second quarter financial results is scheduled for today, June 8th, 2020, at 10:00 a.m. EST. A supplemental slide deck is available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

[2]	Net Debt is defined as total debt less cash and cash equivalents.
[3]	Net Working Capital is defined as current assets (excluding cash) less current liabilities (excluding current portion of long-term debt).

About REV Group

REV Group (REVG) is a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Note Regarding Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation.

The Company believes that the use of Adjusted EBITDA and Adjusted Net Income provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Forward Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s annual report on Form 10-K, and in the Company’s subsequent quarterly reports on Form 10-Q, together with the Company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The Company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share amounts)

		(Audited)
	April 30, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$21.5	$3.3
Accounts receivable, net	217.2	253.5
Inventories, net	594.0	513.4
Other current assets	37.9	19.4
Assets held for sale	53.2	19.5
Total current assets	923.8	809.1
Property, plant and equipment, net	192.7	201.7
Goodwill	157.3	159.8
Intangible assets, net	145.2	159.9
Right of use assets	27.9	—
Other long-term assets	16.0	16.6
Total assets	$1,462.9	$1,347.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$3.6
Accounts payable	193.2	200.8
Customer advances	184.6	129.9
Accrued warranty	20.8	16.1
Short-term lease obligations	8.2	—
Liabilities held for sale	1.9	15.4
Other current liabilities	64.8	70.2
Total current liabilities	475.2	436.0
Long-term debt, less current maturities	440.8	376.6
Deferred income taxes	23.9	15.4
Long-term lease obligations	19.9	—
Other long-term liabilities	18.2	13.9
Total liabilities	978.0	841.9
Commitments and contingencies
Shareholders' Equity:
Common stock ($.001 par value, 605,000,000 shares authorized; 63,397,526 and 62,217,486 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	494.2	490.8
Retained (deficit) earnings	(7.6)	15.8
Accumulated other comprehensive loss	(1.8)	(1.7)
Total REV's shareholders' equity	484.9	505.0
Non-controlling interest	—	0.2
Total shareholders' equity	484.9	505.2
Total liabilities and shareholders' equity	$1,462.9	$1,347.1

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Net sales	$547.0	$615.0	$1,079.1	$1,133.7
Cost of sales	494.6	542.6	979.3	1,015.0
Gross profit	52.4	72.4	99.8	118.7
Operating expenses:
Selling, general and administrative	54.9	48.6	100.9	96.3
Research and development costs	1.5	1.2	2.7	2.5
Amortization of intangible assets	3.4	4.6	7.4	9.3
Restructuring	6.1	1.8	6.7	2.9
Impairment charges	—	0.1	—	2.8
Total operating expenses	65.9	56.3	117.7	113.8
Operating (loss) income	(13.5)	16.1	(17.9)	4.9
Interest expense, net	7.3	8.0	14.6	15.8
Loss on sale of business	8.8	—	8.8	—
Gain on acquisition of business, net of tax	(11.9)	—	(11.9)	—
(Loss) income before (benefit) provision for income taxes	(17.7)	8.1	(29.4)	(10.9)
(Benefit) provision for income taxes	(10.1)	2.5	(12.7)	(1.9)
Net (loss) income	$(7.6)	$5.6	$(16.7)	$(9.0)

(Loss) income per common share:
Basic	$(0.12)	$0.09	$(0.27)	$(0.14)
Diluted	$(0.12)	$0.09	$(0.27)	$(0.14)
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Adjusted income (loss) per common share:
Basic	$(0.09)	$0.24	$(0.14)	$0.20
Diluted	$(0.09)	$0.24	$(0.14)	$0.20

Weighted Average Shares Outstanding:
Basic	63,108,468	62,957,854	62,941,904	62,994,738
Diluted	63,108,468	63,347,614	62,941,904	62,994,738

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(16.7)	$(9.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	21.7	23.8
Amortization of debt issuance costs	1.2	1.0
Stock-based compensation expense	5.5	4.8
Deferred income taxes	4.6	3.3
Gain on sale of assets	(0.5)	(1.4)
Impairment charges	—	2.8
Loss on sale of business	8.8	—
Gain on acquisition of business	(11.9)	—
Changes in operating assets and liabilities, net	9.3	(64.5)
Net cash provided by (used in) operating activities	22.0	(39.2)
Cash flows from investing activities:
Purchase of property, plant and equipment	(7.7)	(9.4)
Purchase of rental and used vehicles	(2.8)	(3.0)
Proceeds from sale of assets	4.8	17.1
Proceeds from sale of business	2.0	—
Acquisition of business	(54.8)	—
Net cash (used in) provided by investing activities	(58.5)	4.7
Cash flows from financing activities:
Net proceeds (repayments) from borrowings under April 2017 ABL Facility	64.7	(9.0)
Net proceeds from borrowings of Term Loan	—	49.2
Payment of dividends	(6.3)	(6.3)
Repurchase and retirement of common stock	—	(5.3)
Other financing activities	(3.7)	0.5
Net cash provided by financing activities	54.7	29.1
Net increase (decrease) in cash and cash equivalents	18.2	(5.4)
Cash and cash equivalents, beginning of period	3.3	11.9
Cash and cash equivalents, end of period	$21.5	$6.5

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Net Sales:
Fire & Emergency	$289.3	$247.1	$495.8	$451.2
Commercial	143.2	170.0	301.3	310.6
Recreation	114.0	199.7	280.9	375.9
Corporate & Other	0.5	(1.8)	1.1	(4.0)
Total	$547.0	$615.0	$1,079.1	$1,133.7

Adjusted EBITDA:
Fire & Emergency	$10.2	$15.1	$12.1	$23.4
Commercial	8.0	14.7	17.9	19.7
Recreation	(1.1)	17.3	5.9	26.5
Corporate & Other	(9.5)	(11.0)	(17.5)	(21.2)
Total	$7.6	$36.1	$18.4	$48.4

Adjusted EBITDA Margin:
Fire & Emergency	3.5%	6.1%	2.4%	5.2%
Commercial	5.6%	8.6%	5.9%	6.3%
Recreation	-1.0%	8.7%	2.1%	7.0%
Total	1.4%	5.9%	1.7%	4.3%

Period-End Backlog:	April 30, 2020	January 31, 2020	October 31, 2019	April 30, 2019
Fire & Emergency	$1,111.7	$807.3	$832.7	$786.5
Commercial	413.2	455.6	317.3	435.9
Recreation	122.9	158.3	167.0	169.0
Total	$1,647.8	$1,421.2	$1,317.0	$1,391.4

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended April 30, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$2.6	$1.8	$(4.5)	$(7.5)	$(7.6)
Depreciation & amortization	3.6	1.9	3.3	2.1	10.9
Interest expense, net	1.3	0.4	0.1	5.5	7.3
Benefit for income taxes	—	—	—	(10.1)	(10.1)
EBITDA	7.5	4.1	(1.1)	(10.0)	0.5
Transaction expenses	0.1	—	—	0.8	0.9
Restructuring costs	2.6	—	—	3.5	6.1
Stock-based compensation expense	—	—	—	2.9	2.9
Legal matters	—	—	—	1.4	1.4
Loss on sale of business	—	4.9	—	3.9	8.8
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Losses (earnings) attributable to assets held for sale	—	(1.0)	—	(0.1)	(1.1)
Adjusted EBITDA	$10.2	$8.0	$(1.1)	$(9.5)	$7.6

	Three Months Ended April 30, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$8.6	$11.8	$12.6	$(27.4)	$5.6
Depreciation & amortization	3.4	2.1	4.3	1.8	11.6
Interest expense, net	0.9	0.6	—	6.5	8.0
Provision for income taxes	—	—	—	2.5	2.5
EBITDA	12.9	14.5	16.9	(16.6)	27.7
Sponsor expense reimbursement	0.1	—	—	—	0.1
Restructuring costs	0.4	—	0.4	1.0	1.8
Stock-based compensation expense	—	—	—	3.4	3.4
Legal matters	1.8	—	—	0.6	2.4
Impairment charges	—	0.1	—	—	0.1
(Earnings) losses attributable to assets held for sale	(0.1)	0.1	—	—	—
Deferred purchase price payment	—	—	—	0.6	0.6
Adjusted EBITDA	$15.1	$14.7	$17.3	$(11.0)	$36.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Six Months Ended April 30, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$(0.1)	$9.8	$(1.4)	$(25.0)	$(16.7)
Depreciation & amortization	7.1	3.7	6.9	4.0	21.7
Interest expense, net	2.5	0.7	0.2	11.2	14.6
Provision for income taxes	—	—	—	(12.7)	(12.7)
EBITDA	9.5	14.2	5.7	(22.5)	6.9
Transaction expenses	0.1	—	—	1.9	2.0
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	2.5	—	0.2	4.0	6.7
Stock-based compensation expense	—	—	—	5.5	5.5
Legal matters	—	—	—	1.5	1.5
Loss on sale of business	—	4.9	—	3.9	8.8
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Losses (earnings) attributable to assets held for sale	—	(1.2)	—	(0.1)	(1.3)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$12.1	$17.9	$5.9	$(17.5)	$18.4

	Six Months Ended April 30, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$12.4	$9.5	$16.0	$(46.9)	$(9.0)
Depreciation & amortization	6.8	4.6	8.3	4.1	23.8
Interest expense, net	1.8	1.1	0.1	12.8	15.8
Benefit for income taxes	—	—	—	(1.9)	(1.9)
EBITDA	21.0	15.2	24.4	(31.9)	28.7
Transaction expenses	—	—	—	0.2	0.2
Sponsor expense reimbursement	0.1	—	—	0.5	0.6
Restructuring costs	0.4	0.1	1.4	1.0	2.9
Stock-based compensation expense	—	—	—	4.8	4.8
Legal matters	1.8	—	0.7	2.0	4.5
Impairment charges	—	2.8	—	—	2.8
Losses attributable to assets held for sale	0.1	1.6	—	—	1.7
Deferred purchase price payment	—	—	—	2.2	2.2
Adjusted EBITDA	$23.4	$19.7	$26.5	$(21.2)	$48.4

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET (LOSS) INCOME

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Net (loss) income	$(7.6)	$5.6	$(16.7)	$(9.0)
Amortization of intangible assets	3.4	4.6	7.4	9.3
Transaction expenses	0.9	—	2.0	0.2
Sponsor expense reimbursement	—	0.1	0.1	0.6
Restructuring costs	6.1	1.8	6.7	2.9
Stock-based compensation expense	2.9	3.4	5.5	4.8
Legal matters	1.4	2.4	1.5	4.5
Loss on sale of business	8.8	—	8.8	—
Gain on acquisition of business	(11.9)	—	(11.9)	—
Losses attributable to assets held for sale	(1.1)	—	(1.3)	1.7
Impairment charges	—	0.1	—	2.8
Deferred purchase price payment	—	0.6	0.1	2.2
Impact of tax rate change	(3.5)	—	(3.5)	—
Income tax effect of adjustments	(5.2)	(3.4)	(7.5)	(7.7)
Adjusted Net (Loss) Income	$(5.8)	$15.2	$(8.8)	$12.3